UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2026

Gen Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-17781 (Commission File Number)			77-0181864 (I.R.S. Employer Identification Number)
60 E. Rio Salado Parkway,		Suite 1000,
	Tempe,	Arizona	85281
(Address of principal executive offices and zip code)
	(650)	527-8000
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock,	par value $0.01 per share	GEN	The Nasdaq Stock Market LLC
Contingent Value Rights		GENVR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Talbott Roche as a Director of Gen

On October 6, 2026, the Board appointed Talbott Roche to serve as a member of the Board effective immediately. In connection with her appointment, the Board determined that Ms. Roche is “independent” under the applicable listing standards of The Nasdaq Stock Market LLC. It has not yet been determined on which Board committees, if any, Ms. Roche will serve.

Ms. Roche will receive a pro-rated portion of the annual cash retainer and the full annual equity retainer that is part of the standard compensation received by the Company’s non-employee directors for service on the Board, as previously disclosed in the Company’s proxy statement that was filed on July 28, 2026. In addition, Ms. Roche will enter into the Company’s standard form of indemnification agreement, which provides for indemnification of directors to the fullest extent allowed by Delaware law.

Ms. Roche has served as Chief Executive Officer and a member of the board of directors of Blackhawk Network Holdings, Inc., a leading prepaid payment company, since 2016, and as President since 2010. As President and CEO, she has led the company through multiple acquisitions, as well as its take private transaction in 2018, expanded the business into B2B and supported Blackhawk's global growth. Prior to Blackhawk Network, Ms. Roche served as Branding Consultant and Director of New Business Development for Landor Associates, a marketing consulting firm, and held executive positions at News Corporation, a global media company.

Ms. Roche previously sat on the board of directors of the public company, Electronic Arts Inc. (NASDAQ: EA), a global leader in digital interactive entertainment, from 2016 until August 4, 2026. Ms. Roche holds a B.A. in economics from Stanford University.

The Board believes Ms. Roche’s qualifications to sit on our Board of Directors include her extensive operational and senior leadership experience scaling a global, digital-first business, as well as significant experience in corporate governance, risk management, compensation program design, and investor engagement as the Chief Executive Officer of a global organization, including during Blackhawk Network Holdings’ time as a public company.

There are no arrangements or understandings between Ms. Roche and any other persons pursuant to which she was selected as a director. Ms. Roche has no family relationships with any of the Company’s directors or executive officers and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

A copy of the Company’s press release announcing Ms. Roche's appointment to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.01	Press Release dated October 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of October, 2026.

Gen Digital Inc.

By:	/s/ Bryan S. Ko
Bryan S. Ko
Chief Operating Officer, Chief Legal Officer and Secretary